Exhibit 99.2


                       REPORT OF INDEPENDENT ACCOUNTANTS


We have examined management's assertion, included in the accompanying report of management entitled "Report of Management on Compliance with the American Express Master Trust Pooling and Servicing Agreement" that American Express Travel Related Services Company, Inc. (the "Company" or "TRS") complied with the terms, covenants, provisions, or conditions of Articles III and IV and Section
8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as supplemented by the Series 2002-2 Supplement (together the "Agreement") for the period ended December 31, 2004. Management is responsible for TRS' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about TRS' compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that TRS complied with the aforementioned requirements for the period ended December 31, 2004 is fairly stated, in all material respects, except as otherwise noted in the Report of Management on Compliance with the American Express Master Trust Pooling and Servicing Agreement.


                                          /s/ Ernst & Young LLP

March 31, 2005

          REPORT OF MANAGEMENT ON COMPLIANCE WITH THE AMERICAN EXPRESS
                  MASTER TRUST POOLING AND SERVICING AGREEMENT


March 31, 2005


We, as members of management of American Express Travel Related Services Company, Inc., (the "Company"), are responsible for complying with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004 (included as an exhibit to this filing), as supplemented by the Series 2002-2 Supplement (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation ("RFC"), American Express Centurion Bank ("Centurion"), and American Express Bank, FSB ("FSB"), as Transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters for the year ended December 31, 2004. We also are responsible for establishing and maintaining effective internal control over compliance with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Agreement. We have performed an evaluation of the Company's compliance with the requirements of the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Agreements, including those described below, as of December 31, 2004 and for the period then ended. Based on this evaluation, we assert that for the period ended December 31, 2004, the Company complied except as otherwise noted with the following requirements of the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Agreement:

o Section 3.01: Acceptance of Appointment and Other Matters Relating to the Servicer

o        Section 3.03: Representations, Warranties and Covenants of the Servicer

o        Section 3.04: Reports and Records for the Trustee

o        Section 3.05: Annual Servicer's Certificate

o        Section 3.06: Annual Independent Public Accountants' Servicing Report

o        Section 3.08: Adjustments

o        Section 3.09: Remittance Processing Procedures

         Under the Agreement, TRS is required to enter into Lock Box Letters with the banks holding accounts into which TRS deposits payments received from Obligors in respect of the Accounts. There are several banks, and from time to time one or more of them are replaced with other banks. TRS added an additional bank in 2004 and has signed a Lox Box Letter with that bank. This letter required several rounds of negotiations and was accordingly entered into after the date required by the Agreement. Although this was not a Servicer Default or a Pay Out Event, it was a technical breach of the Agreement which has been fully cured. At no time during the period in which the letter was being negotiated did any circumstances exist that could have triggered any of the provisions of the Lock Box Letter, nor do any such circumstances currently exist.


o Section 4.01: Establishment of Collection Account and Special Funding Account and Allocations with Respect to the Exchangeable Transferor's Certificates

o        Section 8.08: Examination of Records



                      Very truly yours,



                      /s/ American Express Travel Related Services Company, Inc.
                      ---------------------------------------------------------
                          American Express Travel Related Services Company, Inc.

REPORT OF INDEPENDENT ACCOUNTANTS



American Express Travel Related Services Company, Inc.
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
American Express Bank, FSB
4315 South 2700 West
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation
200 Vesey Street
New York, New York 10285

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have examined management's assertion that the control policies and procedures maintained by American Express Travel Related Services Company, Inc. (the "Company" or "TRS"), over the functions performed as Servicer of the American Express Master Trust (the "Trust") are effective as of December 31, 2004, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as supplemented by the Series 2002-2 Supplement (together the "Agreements"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC"), American Express Centurion Bank ("Centurion"), and American Express Bank, FSB ("FSB"), as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report Of Management On American
Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the American Express Master Trust" (the "Report"). Management is responsible for the control policies and procedures over its functions performed as Servicer of the Trust. Our responsibility is to express an opinion on the effectiveness of internal control policies and procedures based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the control policies and procedures, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of the control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS control policies and procedures over the functions performed as Servicer of the Trust are effective, as of December 31, 2004, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS as Servicer, RFC, Centurion, and FSB as Transferors, and The Bank of New York, as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in management's report:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust is authorized in accordance with the Agreement.

o The removal of Accounts from the Trust is authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconciled to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.


March 31, 2005

    Report Of Management On American Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the
                          American Express Master Trust


March 31, 2005


American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly-owned subsidiary of American Express Company, is responsible for establishing and maintaining effective control policies and procedures over the functions performed as Servicer of the American Express Master Trust (the "Trust"). These control policies and procedures are designed to provide reasonable assurance to TRS' management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as supplemented by the Series 2002-2 Supplement (together the "Agreements"), among TRS as Servicer, American Express Receivables Financing Corporation ("RFC"), American Express Centurion Bank ("Centurion"), and American Express Bank, FSB ("FSB"), as Transferors, and The Bank of New York, as Trustee on behalf of the
Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

Because of inherent limitations in any control, no matter how well designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

TRS has identified the following criteria for effective controls:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust is authorized in accordance with the Agreement.

o The removal of Accounts from the Trust is authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.

TRS assessed its control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS believes that, as of December 31, 2004, its control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreement among TRS as Servicer, RFC and Centurion as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.


           American Express Travel Related Services Company, Inc. by:


Date signed:  March 31, 2005         /s/ Susanne Miller
                                     --------------------------
                                     Susanne Miller
                                     Vice President -
                                     Treasury Controller